Exhibit 32.1
CERTIFICATIONS
SARBANES-OXLEY ACT SECTION 906
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Triumph Financial, Inc. (“the Company”) certify, on the basis of such officers’ knowledge and belief that:
(1)    The Annual Report of the Company on Form 10-K for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on February 11, 2025, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Aaron P. Graft
Name:	Aaron P. Graft
Title:	President and Chief Executive Officer
Date:	February 11, 2025

By:	/s/ W. Bradley Voss
Name:	W. Bradley Voss
Title:	Executive Vice President and Chief Financial Officer
Date:	February 11, 2025
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.